DIRECTORS RESOLUTIONS Of

FELLAZO CORP. (the "Company")

WHEREAS:

In view of the Board of Directors' acceptance of Prof. Dr. Wong Kong Yew's resignation from all post and directorship in the Company effective May 15th, 2018, the Board appoints our incumbent Director Mr. Yap Kit Chuan to assume all posts and position vacated by Prof. Dr. Wong Kong Yew effective from today.

The posts and positions mentioned are as below;

a) the Chairman of the Board of Directors of the Company,

b) the President and Chief Executive Officer of the Company,

c) the Treasurer and Chief Financial Officer of the Company and

d) the Secretary of the Company.

BE IT RESOLVED THAT:

Yap Kit Chuan (incumbent Director), as appointee of the Board, has consented to act as the following;

a) Chairman of the Board of Directors of the Company,

b) President and Chief Executive Officer of the Company,

c) Treasurer and Chief Financial Officer of the Company and

d) Secretary of the Company.

Resolution dated: May 15th, 2018

Signature of Directors;

Yap Kit Chuan

Huang Minxi